Exhibit 99

NextEra Energy, Inc.
Media Line: (561) 694-4442
Sept. 19, 2016

U.S. Bankruptcy Court approval for Energy Future Holdings to enter into merger agreements with NextEra Energy represents important next step in overall process toward acquisition of Oncor

•	Compelling transaction provides financial strength for Oncor and its customers and certainty of value for Energy Future Holdings’ creditors

•	With proposed transaction, all debt that resides above Oncor at Energy Future Holdings and Energy Future Intermediate Holding Company will be extinguished

•	NextEra Energy and Oncor expect to file joint application soon with the Public Utility Commission of Texas

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today announced that the United States Bankruptcy Court for the District of Delaware has approved Energy Future Holdings Corp. (“EFH”) entering into the previously announced definitive agreements with NextEra Energy pursuant to which NextEra Energy will acquire 100 percent of the equity of reorganized EFH, reorganized Energy Future Intermediate Holding Company LLC (“EFIH”), Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) and certain other subsidiaries, including Oncor Holdings’ approximately 80 percent ownership interest in Oncor Electric Delivery Company (“Oncor”). The proposed transaction was announced on July 29, 2016. The definitive agreements are part of EFH’s overall plan of reorganization that is designed to allow the company to emerge from Chapter 11 bankruptcy.

In addition, NextEra Energy today announced that certain funds advised by Fidelity Management and Research Company, which such funds are creditors of EFH, have entered into the amended and restated plan support agreement with EFH and NextEra Energy. The plan support agreement is one of the definitive agreements included in EFH’s overall plan of reorganization.

NextEra Energy also said today that it expects to file soon with Oncor a joint application with the Public Utility Commission of Texas requesting approval of the proposed transaction.

“We are pleased by today's bankruptcy court ruling and view it as an important next step in the process to acquire Oncor,” said Jim Robo, chairman and chief executive officer of NextEra Energy. “Our proposed transaction provides Oncor with a financially strong, utility-focused owner that shares Oncor’s commitment to providing customers with affordable, reliable electric delivery service and significant value and certainty for the EFH bankruptcy estate. With this important milestone behind us, we look forward to working closely with additional EFH creditors to gain their support for successful confirmation of EFH’s plan of reorganization and, together with Oncor, filing our joint application for transaction approval soon with the Public Utility Commission of Texas.”

Benefits to Oncor and its customers
Should the necessary approvals be obtained, Oncor will join a family of companies that shares its commitment to making the smart, long-term investments necessary to maintain and support affordable, reliable electric service. In returning Oncor to a traditional utility ownership structure, the proposed transaction is expected to, among other things:

•	Extinguish all EFH and EFIH debt that currently resides above Oncor as part of the closing;

•
Improve Oncor’s financial strength and credit ratings resulting in more favorable borrowing rates to fund necessary capital investments - based solely on the news of the merger announcement, Moody’s Investors Service upgraded Oncor’s senior secured credit rating from Baa1 to A3 and placed the rating on review for further upgrade. In addition, Standard & Poor’s Financial Services revised Oncor’s outlook to positive from developing and Fitch Ratings placed Oncor on Rating Watch Positive;

•	Ensure the support of Oncor’s existing five-year capital plan, which includes substantial and necessary planned capital improvement projects across the state;

•
Enhance Oncor’s ability to provide safe, reliable and affordable electric delivery service to its customers well into the future by partnering with a world-class energy company with a long-term commitment to Texas;

•	Retain local management, the Dallas headquarters and the Oncor name;

•	Provide workforce stability and protections for Oncor employees, including no material involuntary workforce reductions at Oncor for at least two years after the transaction closes;

•
Embrace a robust set of regulatory and governance commitments regarding electric reliability, operations, employee protections, accounting, code of conduct and Public Utility Commission of Texas reporting; and

•	Eliminate the financial risks to Oncor created by the 2007 EFH acquisition and facilitate the resolution of the EFH bankruptcy.

Benefits to creditors

The proposed transaction provides significant value and certainty for the creditors of the EFH bankruptcy estate. With creditor repayment composed primarily of cash, the transaction would deliver a high degree of certainty of value to the EFH bankruptcy estate.

Transaction details and approvals

Today, NextEra Energy signed a merger agreement amendment with EFH that, among other things, increased the previously announced purchase price by $300 million. As part of the transaction, NextEra Energy intends to fund $9.8 billion, primarily for the repayment of EFIH debt for an implied total enterprise value of $18.7 billion. Of that amount, it is expected that certain creditors will be paid primarily in cash with the remainder in NextEra Energy common stock. The number of shares issuable to such creditors and EFH creditors will be determined based on the estimated cash on hand at EFH at the closing of the transaction, the volume weighted average price of NextEra Energy common stock for a specified number of days leading up to the closing and other factors specified in the definitive agreements. NextEra Energy intends to use a combination of debt, convertible equity units and proceeds from asset sales to fund cash being provided to creditors.

The transaction is not subject to any financing contingencies. NextEra Energy intends to repay in full the EFIH first lien debtor-in-possession (“DIP”) financing facility (currently approximately $5.4 billion principal amount) using cash financed by a non-EFH/Oncor NextEra Energy affiliate upon closing. As part of EFH’s plan of reorganization, the transaction would extinguish all EFH and EFIH debt that currently exists above Oncor.

Except as set forth in the merger agreement, EFH is now prohibited from soliciting proposals from third parties. At any time prior to confirmation of the EFH plan of reorganization, which is currently anticipated to occur in December, should EFH terminate the definitive agreement because it chooses to proceed with a superior alternative transaction, EFH would be obligated to pay NextEra Energy a $275 million termination fee upon the closing of the alternative transaction.

The transaction is subject to bankruptcy court confirmation of EFH’s plan of reorganization, approval by the Public Utility Commission of Texas and the Federal Energy Regulatory Commission, the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, and other customary conditions and approvals.

NextEra Energy expects the transaction, which has been approved by the boards of directors of both NextEra Energy and EFH, to be completed in the first quarter of 2017.

NextEra Energy, Inc.

NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $17.5 billion and approximately 14,300 employees in 27 states and Canada as of year-end 2015, as well as approximately 45,000 megawatts of generating capacity, which includes megawatts associated with noncontrolling interests related to NextEra Energy Partners, LP (NYSE: NEP) as of April 2016. Headquartered in Juno Beach, Fla., NextEra Energy’s principal subsidiaries are Florida Power & Light Company, which serves more than 4.8 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world’s largest generator of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been ranked No. 1 in the electric and gas utilities industry in Fortune’s 2016 list of “World's Most Admired Companies.” For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. NEE cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving NEE and EFH, including future financial or operating results of NEE or Oncor, NEE’s, EFH’s or Oncor’s plans, credit ratings changes, objectives, expectations or intentions, the expected timing of completion of the transaction, the value, as of the completion of the merger or as of any other date in the future, of any consideration to be received in the merger in the form of stock or any other security, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that NEE, EFH or Oncor may be unable to obtain bankruptcy court and governmental and regulatory approvals required for the merger, or required bankruptcy court and governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the merger may not be satisfied; the expected timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger- related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities of NEE and in the financial results of NEE, EFH or Oncor or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the “Risk Factors” section of Oncor’s or NEE’s most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission. These risks, as well as other risks associated with the merger, will be more fully discussed in subsequent filings with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in NEE’s and Oncor’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and NEE does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.